Exhibit 5.1

600 West Broadway Suite 2600 San Diego, CA 92101-3372 619.236.1414 619.232.8311 fax www.luce.com

February 4, 2009

Board of Directors

Gateway Pacific Bancorp

3035 East 8th Street

National City, California 91950

Re:	Registration Statement on Form S-1, Common Stock – No Par Value

Ladies and Gentlemen:

We have acted as counsel to Gateway Pacific Bancorp, a California corporation (the “Company”), in the preparation of a Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 (the “Registration Statement”) as to which this opinion is a part, filed with the Securities and Exchange Commission (the “Commission”) on or around February 4, 2009, for the sale of up to 1,937,500 shares of common stock, no par value per share, of the Company (the “Shares”).

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law applicable to corporations of the State of California.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered pursuant to the Registration Statement, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto and to the references to our firm and such opinion in such Registration Statement.

Very truly yours,

/s/ Luce, Forward, Hamilton & Scripps LLP

LUCE, FORWARD, HAMILTON & SCRIPPS LLP